United States

Securities and Exchange Commission

Washington, D. C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

[ ]	Preliminary Information Statement - PRE 14C
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X]	Definitive Information Statement

UBI Blockchain Internet, Ltd.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

UBI BLOCKCHAIN INTERNET, LTD.

SmartSpace 3F, Level 9, Unit 908, 100 Cyberport Rd.,

Hong Kong, People's Republic of China

Phone: (212) 372-8836

Notice of Proposed Action by Written Consent

of the Holders of the

Majority of the Voting Stock to be taken on or about May 22, 2017.

To the Stockholders of UBI Blockchain Internet, Ltd.

UBI Blockchain Internet, Ltd. (the “Company”, “we”, “us”, or “our”) is providing to you the enclosed Information Statement to notify you that our Board of Directors and the holders of a majority of our outstanding shares of common stock intends to take certain action as more particularly described in this Information Statement to effect the following corporate action.

1.	To increase the number of authorized common shares from 200,000,000 to 2,000,000,000 shares, while retaining the current par value of $0.001.

The action will be effected 20 days from the date this Information Statement is mailed to stockholders which mailing is expected to be on or about May 1, 2017.

Only stockholders of record at the close of business on April 27, 2017 will be given Notice of the Action by Written Consent. The Company is not soliciting proxies.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO MEETING OF STOCKHOLDERS WILL BE HELD TO CONSIDER ANY MATTER WHICH IS DESCRIBED IN THE INFORMATION STATEMENT

By Order of the Board of Directors,

/s/ Cheung Chan

Cheung Chan

Chief Financial Officer

UBI BLOCKCHAIN INTERNET, LTD.

SmartSpace 3F, Level 9, Unit 908, 100 Cyberport Rd.,

Hong Kong, People's Republic of China

Phone: (212) 372-8836

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT

OF 1934, AS AMENDED

CONSENT ACTION BY STOCKHOLDERS WITHOUT A MEETING

This Information Statement is furnished to all holders of the Common Stock and Preferred Stock of the Company in connection with proposed action by the holders of the majority of the voting stock of the Company to approve an amendment to the Articles of Incorporation to:

Increase authorized common stock from 200,000,000 shares to 2,000,000,000 shares, while maintaining par value of $0.001 (“Amendment”). The Company’s board of directors and majority of shareholders unanimously approved the Amendment.

The action is proposed to occur on or about May 22, 2017. This Information Statement is first being mailed to stockholders on or about May 1, 2017.

Only stockholders of record at the close of business on April 27, 2017 (“Record Date”) are entitled to notice of the action to be taken. There will be no vote on the Amendment by the stockholders of the Company because the proposed action will be accomplished by the written consent of the holders of the majority voting power of the Company as allowed by Delaware General Corporation Act. No other votes are required or necessary.

The cost of furnishing this Information Statement will be borne by the Company.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

On or about April 11, 2017, the Company received written consents from three shareholders in lieu of a meeting of Stockholders. These shareholders own 30,090,005 Class A Common Shares and 6,000,000 Class B Common Shares representing approximately 99.86% of the voting class (the “Majority Stockholder”) authorizing the Company’s Board of Directors, to increase the number of authorized share to 2,000,000,000 from 200,000,000, while retaining the current par value of $0.001. Percentage of total voting power represents voting power with respect to all shares of our Class A Common Stock (30,217,046 issued and outstanding) and Class B Voting stock (6,000,000 shares issued and outstanding), as a single class. The holder of our Class B Voting Stock is entitled to ten votes per share, and holders of our Class A Common Stock are entitled to one vote per share. The 6,000,000 Class B shares have voting rights equal to 60,000,000 common shares. Percentage of Total Voting Power is calculated based on an aggregate of 90,217,046 (30,217,046 Class A Common + 60,000,000 Class B Voting Common) shares issued and outstanding.

On April 11, 2017, the Board of Directors of the Company approved the above-mentioned actions, subject to Stockholder approval. The Majority Stockholders approved the action by written consent in lieu of a meeting on April 11, 2017, in accordance with Delaware Corporate law. Accordingly, your consent is not required and is not being solicited in connection with the approval of the action.

This consent will be sufficient, without any further action, to provide the necessary stockholder approval of the action.

CORPORATE ACTION TO BE TAKEN

ADOPTION OF AN AMENDMENT TO THE ARTICLES OF INCORPORATION

The Board of Directors is recommending that the Company’s current Articles of Incorporation be amended to increase the authorized common stock (Class A, B and C) to 2,000,000,000 shares. Specifically, increase the number of authorized Class A common shares from 130,000,000 shares to 1,000,000,000, increase the authorized Class B common shares from 6,000,000 to 500,000,000 shares and increase the number of Class C common shares from 64,000,000 shares to 500,000,000 shares.

The increase in the authorized Common Stock will provide the Company with needed stock to enable it to undertake financing transactions in which the Company may employ the common stock, including transactions to raise working capital through the sale of common stock. Since the Board of Directors believes that the currently authorized number of shares may be not be sufficient to meet anticipated needs in the immediate future, the Board considers it desirable that the Company has the flexibility to issue an additional amount of Common Stock without further stockholder action, unless otherwise required by law or other regulations. The availability of these additional shares will enhance the Company’s flexibility in connection with any possible acquisition or merger, stock splits or dividends, financings and other corporate purposes and will allow such shares to be issued without the expense and delay of a special stockholders’ meeting, unless such action is required by applicable law or rules of any stock exchange on which the Company’s securities may then be listed.

We do not have any specific plans, agreements, arrangements or understanding with respect to the proposed increase of our authorized but unissued stock.

In certain circumstances, a proposal to increase the authorized capital stock may have an anti-takeover effect. The authorization, without prior shareholder approval of additional unreserved classes of Common Stock with either specified voting rights or rights providing for the approval of extraordinary corporate action may be used to create voting impediments or to frustrate persons seeking to effect a merger or otherwise gain control of the Company opposed by management by diluting the stock ownership of any persons seeking to obtain control of the Company. Management of the Company might use the additional authorized capital stock to resist or frustrate a third-party transaction which might provide an above-market premium that is favored by a majority of the independent shareholders. Management of the Company has no present plans to adopt any proposals or to enter into other arrangements that may have material anti-takeover consequences. There are no anti-takeover provisions in the Company’s Articles of Incorporation, Bylaws or other governing documents at this time.

A copy of the proposed amendment is included in this Information Statement.

DESCRIPTION OF CAPITAL STOCK AND VOTING RIGHTS

The Company’s authorized capital consists currently of 200,000,000 shares of Common Stock, par value $0.001 per share and no Preferred Stock. At the Record Date, the Company had 30,217,046 of Class A shares of Common Stock, 6,000,000 Class B Voting stock and 48,400,000 Class C, all par value $0.001 per share, issued and outstanding. The holder of our Class B Voting Stock is entitled to ten votes per share, and holders of our Class A Common Stock are entitled to one vote per share. The holders of Class A and Class B Common Stock are entitled to vote together as a single class on all matters to come before a vote of the stockholders of the Company.

VOTE REQUIRED FOR APPROVAL

Section 242 of the Delaware General Business Corporation Act provides an outline of the scope of the amendments of the Articles of Incorporation allowed a Delaware Corporation. This includes the amendment discussed in this Information Statement. The procedure and requirements to effect an amendment to the Articles of Incorporation of a Delaware corporation are set forth in Section 242 provides that proposed amendments must first be adopted by the Board of Directors and then submitted to stockholders for their consideration at an annual or special meeting and must be approved by shareholders holding at least the majority voting power of the Company.

Section 228 of the Delaware General Business Corporation Act provides that any action required to be taken at a special or annual meeting of the stockholders of a Delaware corporation may be taken by written consent, in lieu of a meeting, if the consent is signed by stockholders holding at least the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shareholders entitled to vote were present and voted.

The persons holding at least the majority voting power of the Company have adopted, ratified and approved the amendment to the articles of incorporation increasing the authorized capital stock as described in this Information Statement. No further votes are required or necessary to effect the proposed amendment or the other corporate actions to be taken.

The securities that would have been entitled to vote if a meeting was required to be held to amend the Company’s Articles of Incorporation consist of 30,217,046 shares of the Company’s Class A Common Stock and 6,000,000 shares of Class B Common Stock issued and outstanding, representing 99.86% of the voting class as of the Record Date.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS

AND FIVE PERCENT STOCKHOLDERS

The following table sets forth certain information concerning the ownership of the Company’s Common Stock as of April 27, 2017, with respect to: (i) each person known to the Company to be the beneficial owner of more than five percent of the Company’s Common Stock; (ii) all directors; and (iii) directors and executive officers of the Company as a group. To the knowledge of the Company, each shareholder listed below possesses sole voting and investment power with respect to the shares indicated.

We believe that all persons named have full voting and investment power with respect to the shares indicated, unless otherwise noted in the table. Under the rules of the U. S. Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60-days, such as options or warrants to purchase our common stock.

Security Ownership Table

	Class A Common	Percent	Class B Common	Percent	Class C Common	Percent	Percent of Total Voting Power (1)
Name of Beneficial Owner
Named Executive Officers and Directors:
Tony Liu, CEO & Chairman (2)	30,000,000	99.3%	6,000,000	100%	40,000,000	82.6%	99.8%

Chan Cheung, CFO & Secretary (3)					100,000	0.2%

Jun Min, Director (4)

Cosimo J. Patti Director (5)					500,000	1.0%

All executive officers and directors as a group (4 persons)	30,000,000	99.3%	6,000,000	100%	40,600,000	83.8%	99.8%

(1) Percentage of total voting power represents voting power with respect to all shares of our Class A Common Stock (30,217,046 issued and outstanding) and Class B Voting stock (6,000,000 shares issued and outstanding), as a single class. The holder of our Class B Voting Stock are entitled to ten votes per share, and holders of our Class A Common Stock are entitled to one vote per share. The 6,000,000 Class B shares have voting rights equal to 60,000,000 common shares. Percentage of Total Voting Power is calculated based on an aggregate of 90,217,046 (30,217,046 Class A Common + 60,000,000 Class B Voting Common) shares issued and outstanding.

2) Tony Liu, Smart-Space 3F, Level 9, Cyberport 3, 100 Cyberport Road, Hong Kong, People's Republic of China. Tony Liu is the beneficial owner who exercises the sole voting and dispositive powers with respect to 30,000,000 Class C common shares, 6,000,000 Class B common shares, and 40,000,000 Class C common shares owned and has the ultimate voting control over the shares held in the name of UBI Blockchain Internet, Ltd, a Hong Kong Company.

3) Chan Cheung, Smart-Space 3F, Level 9, Cyberport 3, 100 Cyberport Road, Hong Kong, People's Republic of China.

4) Jun Min, Smart-Space 3F, Level 9, Cyberport 3, 100 Cyberport Road, Hong Kong, People's Republic of China.

5) Cosimo J. Patti, Smart-Space 3F, Level 9, Cyberport 3, 100 Cyberport Road, Hong Kong, People's Republic of China.

We are not aware of any arrangements that may result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.

INTEREST OF CERTAIN PERSONS IN

OR OPPOSITION TO MATTERS TO BE ACTED UPON

No person who has been a director or officer of the Company at any time since the beginning of the last fiscal year, associates of the foregoing persons has any substantial interest, direct or indirect, in proposed amendment to the Company’s Articles of Incorporation which differs from that of other stockholders of the Company. No director of the Company opposes the proposed amendment of the Company’s Articles of Incorporation.

FORWARD-LOOKING STATEMENTS

This information statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the U.S. Securities and Exchange Commission.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D. C. 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The following documents as filed with the Commission by the Company are incorporated herein by reference:

1.	Annual Report on Form 10-K for the year ended August 31, 2015 and August 31, 2016.

2.	Periodic Reports on Form 10-Q for the quarters ended November 30, 2016 and February 28, 2017.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at Corporate Secretary, SmartSpace 3F, Level 9, Unit 908, 100 Cyberport Rd., Hong Kong, People's Republic of China, Telephone: (212) 372-8836.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the aforementioned corporate actions. Your consent to the corporate actions are not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

By Order of the Board of Directors

/s/_Chan Cheung__________________

Chan Cheung

Chief Financial Officer

Index of Exhibits

Certificate of Amendment to Certificate of Incorporation.

EXHIBIT

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION OF UBI BLOCKCHAIN INTERNET, LTD.

The undersigned, being the Chief Executive Officer of UBI Blockchain Internet, Ltd., a Delaware corporation (“Corporation”), does hereby certify on behalf of the Corporation as follows:

1. The following resolution to amend the Certificate of Incorporation of the Corporation was declared advisable and was duly adopted by written consent of the directors of the Corporation pursuant to the Certificate of Incorporation:

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing Article Four to (i) increase the authorized shares of Class A, B, and C Common Stock to 2,000,000,000 shares.

ARTICLE FOUR

1. Total Authorized.

The total number of shares of all classes of capital stock that the corporation has authority to issue is a total of 2,000,000,000 shares, consisting of: 1,000,000,000 authorized shares of Class A Common Stock, $0.001 par value per share (“Class A Common Stock”), 500,000,000 authorized shares of Class B Common Stock, $0.001 par value per share (“Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”), 500,000,000 authorized shares of Class C Capital Stock, $0.001 par value per share (“Class C Capital Stock” and together with the Common Stock, the “Capital Stock”). The number of authorized shares of Class A Common Stock, Class B Common Stock or Class C Capital Stock may be increased or decreased (but not below (i) the number of shares thereof then outstanding or (ii) with the respect to the Class A Common Stock, the number of shares of Class A Common Stock reserved pursuant to Section 3.9 below) by the affirmative vote of the holders of capital stock representing a majority of the voting power of all the then-outstanding shares of capital stock of the corporation entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

2. Designation of Additional Shares.

2.1 The Board of Directors is authorized, subject to any limitations prescribed by the laws of the State of Delaware, by resolution or resolutions, to provide for the issuance of the shares of Preferred Stock in one or more series, and, by filing a certificate of designation pursuant to the applicable law of the State of Delaware (“Certificate of Designation”), to establish from time-to-time the number of shares to be included in each such series, to fix the designation, powers (including voting powers), preferences and relative, participating, optional or other rights, if any, of the shares of each such series and any qualifications, limitations or restrictions thereof, and to increase (but not above the total number of authorized shares of such class) or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series. The number of authorized shares of Preferred Stock may also be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of capital stock of the corporation entitled to vote thereon, without a separate vote of the holders of any series thereof, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law, unless a vote of any such holders is required pursuant to the terms of any Certificate of Designation designating a series of Preferred Stock.

2.2 Except as otherwise expressly provided in any Certificate of Designation designating any series of Preferred Stock pursuant to the foregoing provisions of this ARTICLE IV, any new series of Preferred Stock may be designated, fixed and determined as provided herein by the Board of Directors without approval of the holders of Common Stock or the holders of Preferred Stock, or any series thereof, and any such new series may have powers, preferences and rights, including, without limitation, voting powers, dividend rights, liquidation rights, redemption rights and conversion rights, senior to, junior to or pari passu with the rights of the Common Stock, the Preferred Stock, or any future class or series of Preferred Stock or Common Stock.

3. Rights of Class A Common Stock, Class B Common Stock and Class Capital Stock.

3.1 Equal Status. Except as otherwise provided in this Certificate of Incorporation (“Certificate of Incorporation”) or required by applicable law, shares of Class A Common Stock, Class B Common Stock and Class C Capital Stock shall have the same rights and powers, rank equally (including as to dividends and distributions, and upon any liquidation, dissolution or winding up of the corporation), share ratably and be identical in all respects and as to all matters.

3.2 Voting Rights. Except as otherwise expressly provided by this Certificate of Incorporation or as provided by law, the holders of shares of Class A Common Stock and Class B Common Stock shall (a) at all times vote together as a single class on all matters (including the election of directors) submitted to a vote or for the consent (if action by written consent of the stockholders is permitted at such time under this Certificate of Incorporation) of the stockholders of the corporation, (b) be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the corporation and (c) be entitled to vote upon such matters and in such manner as may be provided by applicable law. Except as otherwise expressly provided herein or required by applicable law, each holder of Class A Common Stock shall have the right to one (1) vote per share of Class A Common Stock held of record by such holder and each holder of Class B Common Stock shall have the right to ten (10) votes per share of Class B Common Stock held of record by such holder. Except with respect to the separate voting rights provided under the express circumstances described in this Section 3 or as provided by law, the holders of shares of Class C Capital Stock shall (1) have no voting rights or power, (2) be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the corporation and (3) not be entitled to vote on any matter that is submitted to a vote or for the consent (if action by written consent of the stockholders is permitted at such time under this Certificate of Incorporation) of the stockholders of the corporation. For the avoidance of doubt, the holders of shares of Class C Capital Stock shall have no power to increase or decrease the number of shares of Class C Capital Stock authorized.

3.3 Dividend and Distribution Rights. Shares of Class A Common Stock, Class B Common Stock and Class C Capital Stock shall be treated equally, identically and ratably, on a per share basis, with respect to any dividends or distributions as may be declared and paid from time to time by the Board of Directors out of any assets of the corporation legally available therefor; provided, however, that in the event a dividend is paid in the form of shares of Class A Common Stock ~~or~~, Class B Common Stock or Class C Capital Stock (or rights to acquire, or securities convertible into or exchangeable for, such shares), then holders of Class A Common Stock shall receive shares of Class A Common Stock (or rights to acquire, or securities convertible into or exchangeable for, such shares, as the case may be), holders of Class B Common Stock shall receive shares of Class B Common Stock (or rights to acquire, or securities convertible into or exchangeable for, such shares, as the case may be) and, subsequent to the Initial Class C Dividend, holders of Class C Capital Stock shall receive shares of Class C Capital Stock (or rights to acquire, or securities convertible into or exchangeable for, such shares, as the case may be), with holders of shares of Class A Common Stock, Class B Common Stock and Class Capital Stock receiving, on a per share basis, an identical number of shares of Class A Common Stock ~~or~~, Class B Common Stock or Class C Capital Stock, as applicable. Notwithstanding the foregoing, the Board of Directors may pay or make a disparate dividend or distribution per share of Class A Common Stock, Class B Common Stock or Class Capital Stock (whether in the amount of such dividend or distribution payable per share, the form in which such dividend or distribution is payable, the timing of the payment, or otherwise) if such disparate dividend or distribution is approved in advance by the affirmative vote (or written consent if action by written consent of stockholders is permitted at such time under this Certificate of Incorporation) of the holders of a majority of the outstanding shares of Class A Common Stock, Class B Common Stock and Class C Capital Stock, each voting separately as a class.

3.4 Subdivisions, Combinations or Reclassifications. Shares of Class A Common Stock, Class B Common Stock or Class C Capital Stock may not be subdivided, combined or reclassified unless the shares of each of the other classes are concurrently therewith proportionately subdivided, combined or reclassified in a manner that maintains the same proportionate equity ownership between the holders of the outstanding Class A Common Stock, Class B Common Stock and Class C Capital Stock on the record date for such subdivision, combination or reclassification; provided, however, that shares of one such class may be subdivided, combined or reclassified in a different or disproportionate manner if such subdivision, combination or reclassification is approved in advance by the affirmative vote (or written consent if action by written consent of stockholders is permitted at such time under this Certificate of Incorporation) of the holders of a majority of the outstanding shares of Class A Common Stock, Class B Common Stock and Class C Capital Stock, each voting separately as a class.

3.5 Liquidation, Dissolution or Winding Up. Subject to the preferential or other rights of any holders of Preferred Stock then outstanding, upon the dissolution, liquidation or winding up of the corporation, whether voluntary or involuntary, holders of Class A Common Stock and Class B Common Stock will be entitled to receive ratably all assets of the corporation available for distribution to its stockholders unless disparate or different treatment of the shares of each such class with respect to distributions upon any such liquidation, dissolution or winding up is approved in advance by the affirmative vote (or written consent if action by written consent of stockholders is permitted at such time under this Certificate of Incorporation) of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting separately as a class.

3.6 Transactions.

(a) Merger or Consolidation. In the case of any distribution or payment in respect of the shares of Class A Common Stock ~~or~~, Class B Common Stock or Class C Capital Stock upon the consolidation or merger of the corporation with or into any other entity, or in the case of any other transaction having an effect on stockholders substantially similar to that resulting from a consolidation or merger, such as a sale of substantially all of the Corporation’s assets, such distribution or payment shall be made ratably on a per share basis among the holders of the Class A Common Stock, Class B Common Stock and Class C Capital Stock as a single class; provided, however, that shares of one or two of such classes may receive or have the right to elect to receive different or disproportionate consideration in connection with such consolidation, merger or other transaction if the only difference in the per share consideration to the holders of the Class A Common Stock, Class B Common Stock and Class C Capital Stock is that any securities distributed to the holder of a share of Class B Common Stock have ten (10) times the voting power of any securities distributed to the holder of a share of Class A Common Stock and that any securities distributed to the holder of a share of Class C Capital Stock have no voting rights or power.

(b) Third-Party Tender or Exchange Offers. The corporation may not enter into any agreement pursuant to which a third party may by tender or exchange offer acquire any shares of Class A Common Stock, Class B Common Stock or Class C Capital Stock, nor may the corporation recommend that holders tender shares of Class A Common Stock, Class B Common Stock or Class C Capital Stock into any third party tender or exchange offer, unless the holders of (i) the Class A Common Stock shall have the right to receive, or the right to elect to receive, the same form of consideration and the same amount of consideration on a per share basis as the holders of the Class B Common Stock and Class C Capital Stock would receive, or have the right to elect to receive, as applicable, (ii) the Class B Common Stock shall have the right to receive, or the right to elect to receive, the same form of consideration and the same amount of consideration on a per share basis as the holders of the Class A Common Stock and Class C Capital Stock would receive, or have the right to elect to receive, as applicable, and (iii) the Class C Capital Stock shall have the right to receive, or the right to elect to receive, the same form of consideration and the same amount of consideration on a per share basis as the holders of the Class A Common Stock and Class B Common Stock would receive, or have the right to elect to receive, as applicable; provided, however, that shares of one such class may receive or have the right to elect to receive different or disproportionate consideration in connection with such tender or exchange offer if the only difference in the per share consideration to the holders of the Class A Common Stock, Class B Common Stock and Class C Capital Stock is that any securities distributed to the holder of a share of Class B Common Stock have ten (10) times the voting power of any securities distributed to the holder of a share of Class A Common Stock~~,~~ and that any securities distributed to the holder of a share of Class C Capital Stock have no voting rights or power.

3.7 Change of Control Class B Vote. Until the first date on which the outstanding shares of Class B Common Stock represent less than thirty-five percent (35%) of the total voting power of the then outstanding shares of the corporation then entitled to vote generally in the election of directors, the corporation shall not consummate a Change in Control Transaction (as defined in Section 4 of this ARTICLE IV) without first obtaining the affirmative vote (or written consent if action by written consent of stockholders is permitted at such time under this Certificate of Incorporation) of the holders of a majority of the then outstanding shares of Class B Common Stock, voting as a separate class, in addition to any other vote required by applicable law, this Certificate of Incorporation or the Bylaws.

3.8 Conversion.

(a) Voluntary Conversion. Each share of Class B Common Stock shall be convertible into one (1) fully paid and nonassessable share of Class A Common Stock at the option of the holder thereof at any time upon written notice to the corporation. Before any holder of Class B Common Stock shall be entitled to voluntarily convert any shares of such Class B Common Stock, such holder shall surrender the certificate or certificates therefor (if any), duly endorsed, at the principal corporate office of the corporation or of any transfer agent for the Class B Common Stock, and shall give written notice to the corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names (i) in which the certificate or certificates representing the shares of Class A Common Stock into which the shares of Class B Common Stock are so converted are to be issued if such shares are certificated or (ii) in which such shares are to be registered in book entry if such shares are uncertificated. The corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Class B Common Stock, or to the nominee or nominees of such holder, a certificate or certificates representing the number of shares of Class A Common Stock to which such holder shall be entitled as aforesaid (if such shares are certificated) or, if such shares are uncertificated, register such shares in book-entry form. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Class B Common Stock to be converted following or contemporaneously with the written notice of such holder’s election to convert required by this Section 3.8(a), and the person or persons entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock as of such date. Each share of Class B Common Stock that is converted pursuant to this Section 3.8(a) shall be retired by the corporation and shall not be available for reissuance.

(b) Automatic Conversion of Class B Common Stock. (i) Each share of Class B Common Stock shall be automatically, without further action by the holder thereof, converted into one (1) fully paid and nonassessable share of Class A Common Stock, upon the occurrence of a Transfer (as defined in Section 4 of this ARTICLE IV), other than a Permitted Transfer (as defined in Section 4 of this ARTICLE IV), of such share of Class B Common Stock; (ii) all shares of Class B Common Stock shall be automatically, without further action by any holder thereof, converted into an identical number of fully paid and nonassessable shares of Class A Common Stock at such date and time, or the occurrence of an event, specified by the affirmative vote (or written consent if action by written consent of stockholders is permitted at such time under this Certificate of Incorporation) of the holders of a majority of the then outstanding shares Class B Common Stock, voting as a separate class.

(c) Certificates. Each outstanding stock certificate (if shares are in certificated form) that, immediately prior to a Conversion Event, represented one or more shares of Class B Common Stock subject to such Conversion Event shall, upon such Conversion Event, be deemed to represent an equal number of shares of Class A Common Stock, without the need for surrender or exchange thereof. The corporation shall, upon the request of any holder whose shares of Class B Common Stock have been converted into shares of Class A Common Stock as a result of a Conversion Event and upon surrender by such holder to the corporation of the outstanding certificate(s) formerly representing such holder’s shares of Class B Common Stock (if any), issue and deliver to such holder certificate(s) representing the shares of Class A Common Stock into which such holder’s shares of Class B Common Stock Stock were converted as a result of such Conversion Event (if such shares are certificated) or, if such shares are uncertificated, register such shares in book-entry form. Each share of Class B Common Stock that is converted pursuant to Section 3 of ARTICLE IV shall thereupon be retired by the corporation and shall not be available for reissuance.

(d) Policies and Procedures. The corporation may, from time to time, establish such policies and procedures, not in violation of applicable law or the other provisions of this Certificate of Incorporation, relating to the conversion of the Class B Common Stock into Class A Common Stock, as it may deem necessary or advisable in connection therewith. If the corporation has reason to believe that a Transfer giving rise to a conversion of shares of Class B Common Stock into Class A Common Stock has occurred but has not theretofore been reflected on the books of the corporation, the corporation may request that the holder of such shares furnish affidavits or other evidence to the corporation as the corporation deems necessary to determine whether a conversion of shares of Class B Common Stock to Class A Common Stock has occurred, and if such holder does not within ten (10) days after the date of such request furnish sufficient evidence to the corporation (in the manner provided in the request) to enable the corporation to determine that no such conversion has occurred, any such shares of Class B Common Stock, to the extent not previously converted, shall be automatically converted into shares of Class A Common Stock and the same shall thereupon be registered on the books and records of the corporation. In connection with any action of stockholders taken at a meeting or by written consent (if action by written consent of stockholders is permitted at such time under this Certificate of Incorporation), the stock ledger of the corporation shall be presumptive evidence as to who are the stockholders entitled to vote in person or by proxy at any meeting of stockholders or in connection with any such written consent and the class or classes or series of shares held by each such stockholder and the number of shares of each class or classes or series held by such stockholder.

3.9 Reservation of Stock. The corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock and Class C Capital Stock, such number of shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock and Class C Capital Stock into shares of Class A Common Stock.

3.10 Protective Provision. The corporation shall not, whether by merger, consolidation or otherwise, amend, alter, repeal or waive Sections 3 or 4 of this Article IV (or adopt any provision inconsistent therewith), without first obtaining the affirmative vote (or written consent if action by written consent of stockholders is permitted at such time under this Certificate of Incorporation) of the holders of a majority of the then outstanding shares of Class A Common Stock, Class B Common Stock, and Class C Capital Stock, each voting as a separate class, in addition to any other vote required by applicable law, this Certificate of Incorporation or the Bylaws; provided, however; the date provided for in clause (iii) of Section 3.8(b) for an Automatic Conversion Event can be changed to an earlier date with the consent of a majority of the Directors.

4. Definitions. For purposes of this Certificate of Incorporation:

4.1 “Approved Executive Officer” means (i) the Chief Executive Officer of the corporation, (ii) the Executive Chairman of the Board of Directors, (iii) any other position that would constitute an “executive officer” of the corporation under Rule 3b-7 of the Securities Exchange Act of 1934, as amended, or (iv) with the approval of the majority of the Directors, any other position or role with the corporation designated as an “Approved Executive Officer.”

4.2 “Cause” shall mean the occurrence of any of the following: (i) an Officers’ willful and continued failure substantially to perform his duties and responsibilities to the corporation (other than a failure resulting from incapacity due to physical or mental illness) that is materially and demonstrably injurious to the corporation; (ii) an Officers’ deliberate violation of a policy of the corporation applicable to the Officer that is materially and demonstrably injurious to the corporation; (iii) the Officers' commission of any act of fraud, embezzlement, willful dishonesty or any other willful misconduct with respect to the Officers' duties as an Approved Executive Officer that has caused a material and demonstrable injury to the corporation; (iv) the Officers' deliberate unauthorized use or disclosure of any proprietary information or trade secrets of the corporation or any other party to whom the Officer owes an obligation of nondisclosure as a result of his duties as an Approved Executive Officer that is materially and demonstrably injurious to the corporation; or (v) the Officers' willful breach of any written agreement or covenant with the corporation that is materially and demonstrably injurious to the corporation; provided, that (A) in each case, for purposes of determining whether conduct constitutes willful or deliberate conduct, no act or failure to act on the Officers' part shall be considered “willful” or “deliberate” unless it is done by the Officer in bad faith and without reasonable belief that the Officers' action or inaction was in the best interests of the corporation; (B) any act, or failure to act, based on authority given pursuant to a resolution duly adopted by the corporation’s Board of Directors or based on the written advice of counsel for the corporation will be conclusively presumed to be done, or omitted to be done, by the Officer in good faith and in the best interests of the corporation; and (C) the Officers' leave or resignation in accordance with Sections 4.18(a) or 4.18(b) hereof shall not be deemed an occurrence giving rise to Cause.

Notwithstanding the foregoing, the Officer shall not be deemed terminated for Cause as an Approved Executive Officer for purposes of Section 3.8(b) of this ARTICLE IV unless and until (x) a written notice of intent to terminate the Officer for “Cause,” specifying the particulars of the conduct of the Officer forming the basis for such, is given to the Officer based on the approval of at least 75% of the Directors within sixty (60) days of the initial awareness of such conduct by the Chief Financial Officer, Chief Operating Officer or General Counsel of the corporation or by any member of the Board of Directors and (y) subsequently at least 75% of the Directors find at an in-person meeting, after reasonable notice to the Officer (which notice shall be delivered in writing at least sixty (60) days prior to such meeting and indicate that the corporation’s Board of Directors will consider a termination of the Officers' as an Approved Executive Officer at such meeting), and an opportunity for the Officer and his counsel to be heard in person by the Board of Directors, that (1) termination of the Officer for “Cause” is justified and (2) the Officer has not cured the conduct giving rise to such termination for “Cause” (for purposes of this Section 4.2, a meeting shall be deemed to have been held “in-person” if a majority of the members of the Board of Directors (including at least 75% of the Directors), other than the Officer, attend the meeting in person). The Officer shall have sixty (60) days (or such longer period specified in the notice of intent to terminate for “Cause”) from receipt of a notice of intent to terminate for “Cause” to cure the conditions set forth in such notice, if such conditions are subject to cure. Any purported termination as an Approved Executive Officer for “Cause” must meet the requirements of this Section 4.2. Any purported termination as an Approved Executive Officer that does not comply with the foregoing, including any termination prior to the expiration of the sixty (60) day cure period, shall be deemed to be a termination without “Cause”.

4.3 “Change in Control Transaction” means the occurrence of any of the following events:

(a) the sale, lease, exchange, encumbrance or other disposition (other than licenses that do not constitute an effective disposition of all or substantially all of the assets of the corporation and its subsidiaries taken as a whole, and the grant of security interests in the ordinary course of business) by the corporation of all or substantially all of the corporation’s assets; or

(b) the merger or consolidation of the corporation with or into any other entity, other than a merger or consolidation that would result in the Class B Common Stock of the corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its sole parent entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the corporation or such surviving entity or its sole parent entity outstanding immediately after such merger or consolidation.

4.4 “Permitted Transfer” shall mean, and be restricted to, any Transfer of a share of Class B Common Stock:

(a) by a Qualified Stockholder (or the estate of a deceased Qualified Stockholder) to (i) one or more Family Members of such Qualified Stockholder, or (ii) any Permitted Entity of such Qualified Stockholder; or (iii) to such Qualified Stockholder’s revocable living trust, which revocable living trust is itself both a Permitted Trust and a Qualified Stockholder;

(b) by a Permitted Entity of a Qualified Stockholder to (i) such Qualified Stockholder or one or more Family Members of such Qualified Stockholder, or (ii) any other Permitted Entity of such Qualified Stockholder; or

4.5 “Permitted Transferee” shall mean a transferee of shares of Class B Common Stock received in a Transfer that constitutes a Permitted Transfer.

4.6 “Qualified Stockholder” shall mean (a) the registered holder of a share of Class B Common Stock as of the Covered Security Date; (b) the initial registered holder of any shares of Class B Common Stock that are originally issued by the corporation after the Covered Security Date pursuant to the exercise or conversion of options or warrants or settlement of restricted stock units (RSUs) that, in each case, are outstanding as of the Covered Security Date; (c) each natural person who Transferred shares of or equity awards for Class B Common Stock (including any option or warrant exercisable or convertible into or any RSU that can be settled in shares of Class B Common Stock) to a Permitted Entity that is or becomes a Qualified Stockholder.

4.7 “Transfer” of a share of Class B Common Stock shall mean, directly or indirectly, any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law (including by merger, consolidation or otherwise), including, without limitation, a transfer of a share of Class B Common Stock to a broker or other nominee (regardless of whether there is a corresponding change in beneficial ownership), or the transfer of, or entering into a binding agreement with respect to, Voting Control (as defined below) over such share by proxy or otherwise. A “Transfer” shall also be deemed to have occurred with respect to a share of Class B Common Stock beneficially held by (i) an entity that is a Permitted Entity, if there occurs any act or circumstance that causes such entity to no longer be a Permitted Entity or (ii) an entity that is a Qualified Stockholder, if there occurs a Transfer on a cumulative basis, from and after the Covered Security Date, of a majority of the voting power of the voting securities of such entity or any direct or indirect Parent of such entity, other than a Transfer to parties that are, as of the Covered Security Date, holders of voting securities of any such entity or Parent of such entity. Notwithstanding the foregoing, the following shall not be considered a “Transfer” within the meaning of this ARTICLE IV:

(a) the granting of a revocable proxy to officers or directors of the corporation at the request of the Board of Directors in connection with actions to be taken at an annual or special meeting of stockholders or in connection with any action by written consent of the stockholders solicited by the Board of Directors (if action by written consent of stockholders is permitted at such time under this Certificate of Incorporation);

(b) entering into a voting trust, agreement or arrangement (with or without granting a proxy) solely with stockholders who are holders of Class B Common Stock, which voting trust, agreement or arrangement (i) is disclosed either in a Schedule 13D filed with the Securities and Exchange Commission or in writing to the Secretary of the corporation, (ii) either has a term not exceeding one (1) year or is terminable by the holder of the shares subject thereto at any time and (iii) does not involve any payment of cash, securities, property or other consideration to the holder of the shares subject thereto other than the mutual promise to vote shares in a designated manner;

(c) the pledge of shares of Class B Common Stock by a stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction for so long as such stockholder continues to exercise Voting Control over such pledged shares; provided, however, that a foreclosure on such shares or other similar action by the pledgee shall constitute a “Transfer” unless such foreclosure or similar action qualifies as a “Permitted Transfer” at such time; ~~or~~

4.8 “Voting Threshold Date” shall mean 5:00 p.m. (Eastern Time) on the first day falling on or after the date on which the outstanding shares of Class B Common Stock represent less than a majority of the total voting power of the then outstanding shares of the corporation then entitled to vote generally in the election of directors.

RESOLVED FURTHER, that the officers of the Corporation are hereby authorized and directed to file a Certificate of Amendment to the Certificate of Incorporation of the Corporation with the Secretary of State of Delaware pursuant to Section 242 of the General Corporation Law of the State of Delaware and to take such action necessary on behalf of the Corporation to carry out the intent of the foregoing resolution.

RESOLVED FURTHER, The foregoing resolution was adopted by written consent of the directors of the Corporation in lieu of the meeting of directors in accordance with the provisions of Section 141 of the General Corporation Law of the State of Delaware.

RESOLVED FURTHER, The foregoing resolution was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and pursuant to the authority granted to the directors of the Corporation under the Corporation’s Certificate of Incorporation to provide for the issuance of shares of Preferred Stock and to fix the designation, powers, preferences and rights of the shares of such series and the qualifications, limitations or restrictions thereof.

IN WITNESS WHEREOF, this Certificate has been signed this ____ day of ________ 2017.

UBI BLOCKCHAIN INTERNET, LTD.

By:
Tony Liu, Chief Executive Officer

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